                                                                Exhibit 23.1

                          Independent Auditors' Consent

The Board of Directors
NN, Inc.:

We consent to the incorporation by reference in the registration statements (No.
33-87572, No. 333-50934, No. 333-69588) on Form S-8 and the registration statement (No. 333-100119) on Form S-3 of NN, Inc. of our report dated February
24, 2003, except as to Note 1, which is as of January 29, 2004 with respect to the consolidated balance sheets of NN, Inc. and Subsidiaries as of December 31,
2002, 2001, and 2000 and the related consolidated statements of income and comprehensive income, consolidated statements of changes in stockholders'
equity, and consolidated statements of cash flows for each of the years in the three year period ended December 31, 2002, which report appears in the December
31, 2002 annual report on Form 10-K/A of NN, Inc. and Subsidiaries. Our report refers to a change in the Company's method of accounting for goodwill and other intangible assets in 2002 and a change in the Company's method of accounting for derivative instruments and hedging activities in 2001. Also, our report refers to the Company's restatement of the consolidated financial statements as of and for the years ended December 31, 2002, 2001, and 2000.

                                                   /s/ KPMG LLP

Charlotte, North Carolina
January 29, 2004